Exhibit (a)(1)(L)

ACORDA

THERAPEUTICS’ TENDER OFFER FOR ALL THE EQUITY INTERESTS IN BIOTIE

Offer Period 11.3.–8.4.2016

A separate marketing brochure has been sent to all shareholders. Please check your mail!

ACORDA CREATES LEADING SOLUTIONS IN THE FIGHT AGAINST PARKINSON’S DISEASE.

The Tender Offer Document is available in branch offices of OP Pohjola Group and at op.fi/ merkinta, ir.acorda.com/investors/Biotie-Therapies-Tender-Offer and biotie.com/investors

Additional information also available in OP Call Service 0100 0500.

ACORDA THERAPEUTICS’ TENDER OFFER FOR ALL THE EQUITY INTERESTS IN BIOTIE

Offer Period 11.3.–8.4.2016

ACORDA THERAPEUTICS’ TENDER OFFER FOR ALL THE EQUITY INTERESTS IN BIOTIE

A separate marketing brochure has been sent to all shareholders. Please check your mail!

ACORDA THERAPEUTICS’ TENDER OFFER FOR ALL THE EQUITY INTERESTS IN BIOTIE

The Tender Offer Document is available in branch offices of OP Pohjola Group and at op.fi/merkinta, ir.acorda.com/investors/Biotie-Therapies-Tender-Offer and biotie.com/sijoittajat

ACORDA THERAPEUTICS’ TENDER OFFER FOR ALL THE EQUITY INTERESTS IN BIOTIE

Additional information also available in OP Call Service 0100 0500

Arranger of the Tender Offer Pohjola Pankki Oyj